                                                                   Exhibit 10.18

================================================================================



                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 22, 2000

                                  BY AND AMONG

                                   LEXENT INC.

                                       AND

                             EUROPEAN AMERICAN BANK,
                             AS ADMINISTRATIVE AGENT

                                       AND

                              THE BANK OF NEW YORK,
                             AS DOCUMENTATION AGENT

                                       AND

                            THE LENDERS PARTY HERETO




================================================================================

                             EUROPEAN AMERICAN BANK
                                AS LEAD ARRANGER

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS AND ACCOUNTING TERMS.........................................................................1
         SECTION 1.01.              Definitions...................................................................1
         SECTION 1.02.              Terms Generally..............................................................12

ARTICLE II LOANS.................................................................................................13
         SECTION 2.01.              Revolving Credit Loans.......................................................13
         SECTION 2.02.              Revolving Credit Note........................................................14
         SECTION 2.03.              Acquisition Term Loans.......................................................14

ARTICLE III
         PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
         FEES AND PAYMENTS.......................................................................................15
         SECTION 3.01.              Interest Rate; Continuation and Conversion of Loans..........................15
         SECTION 3.02.              Use of Proceeds..............................................................17
         SECTION 3.03.              Prepayments..................................................................17
         SECTION 3.04.              Fees.........................................................................18
         SECTION 3.05.              Inability to Determine Interest Rate.  ......................................18
         SECTION 3.06.              Illegality.  ................................................................19
         SECTION 3.07.              Increased Costs..............................................................19
         SECTION 3.08.              Indemnity. ..................................................................20
         SECTION 3.09.              Taxes........................................................................21
         SECTION 3.10.              Pro Rata Treatment and Payments..............................................22

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES..........................................................................23
         SECTION 4.01.              Organization, Powers.........................................................23
         SECTION 4.02.              Authorization of Borrowing, Enforceable Obligations..........................24
         SECTION 4.03.              Financial Condition..........................................................24
         SECTION 4.04.              Taxes........................................................................25
         SECTION 4.05.              Title to Properties..........................................................25
         SECTION 4.06.              Litigation...................................................................25
         SECTION 4.07.              Agreements...................................................................25
         SECTION 4.08.              Compliance with ERISA........................................................26
         SECTION 4.09.              Federal Reserve Regulations; Use of Proceeds.................................26
         SECTION 4.10.              Approvals....................................................................26
         SECTION 4.11.              Subsidiaries.................................................................27
         SECTION 4.12.              Hazardous Materials..........................................................27
         SECTION 4.13.              Investment Company Act.......................................................27

         SECTION 4.14.              No Default...................................................................27
         SECTION 4.15.              Material Contracts...........................................................27
         SECTION 4.16.              Permits and Licenses.........................................................27
         SECTION 4.17.              Compliance with Law..........................................................27
         SECTION 4.18.              Security Agreements..........................................................27
         SECTION 4.19.              Pledge Agreement.............................................................28
         SECTION 4.20.              Disclosure...................................................................28

ARTICLE V
         CONDITIONS OF LENDING...................................................................................28
         SECTION 5.01.              Conditions to Loans..........................................................28
         SECTION 5.02.              Conditions to all Extensions of Credit.......................................30
         SECTION 5.03.              Conditions to each Acquisition Term Loan.....................................31

ARTICLE VI
         AFFIRMATIVE COVENANTS...................................................................................33
         SECTION 6.01.              Existence, Properties, Insurance.............................................33
         SECTION 6.02.              Payment of Indebtedness and Taxes............................................33
         SECTION 6.03.              Financial Statements, Reports, etc...........................................34
         SECTION 6.04.              Books and Records; Access to Premises........................................35
         SECTION 6.05.              Notice of Adverse Change.....................................................36
         SECTION 6.06.              Notice of Default............................................................36
         SECTION 6.07.              Notice of Litigation.........................................................36
         SECTION 6.08.              Notice of Default in Other Agreements........................................36
         SECTION 6.09.              Notice of ERISA Event........................................................37
         SECTION 6.10.              Notice of Environmental Law Violations.......................................37
         SECTION 6.11.              Notice Regarding Material Contracts..........................................37
         SECTION 6.12.              Compliance with Applicable Laws..............................................37
         SECTION 6.13.              Subsidiaries.................................................................37
         SECTION 6.14.              Environmental Laws...........................................................38
         SECTION 6.15.              Further Assurances...........................................................38

ARTICLE VII
         NEGATIVE COVENANTS......................................................................................38
         SECTION 7.01.              Liens........................................................................38
         SECTION 7.02.              Indebtedness.................................................................40
         SECTION 7.03.              Guaranties...................................................................41
         SECTION 7.04.              Sale of Assets...............................................................41
         SECTION 7.05.              Sales of Receivables.  ......................................................42
         SECTION 7.06.              Loans and Investments........................................................42
         SECTION 7.07.              Nature of Business...........................................................42
         SECTION 7.08.              Sale and Leaseback...........................................................42
         SECTION 7.09.              Federal Reserve Regulations..................................................42

         SECTION 7.10.              Accounting Policies and Procedures...........................................42
         SECTION 7.11.              Hazardous Materials..........................................................42
         SECTION 7.12.              Limitations on Fundamental Changes...........................................43
         SECTION 7.13.              Financial Covenants..........................................................43
         SECTION 7.14.              Subordinated Debt............................................................44
         SECTION 7.15.              Dividends....................................................................44
         SECTION 7.16.              Transactions with Affiliates.................................................44
         SECTION 7.17.              Impairment of Security Interest..............................................45
         SECTION 7.18.              Negative Pledge..............................................................45

ARTICLE VIII
         EVENTS OF DEFAULT.......................................................................................45
         SECTION 8.01.              Events of Default............................................................45

ARTICLE IX
         THE AGENTS..............................................................................................48
         SECTION 9.01.              Appointment, Powers and Immunities...........................................48
         SECTION 9.02.              Reliance by Agents...........................................................48
         SECTION 9.03.              Events of Default............................................................49
         SECTION 9.04.              Rights as a Lender...........................................................49
         SECTION 9.05.              Indemnification..............................................................49
         SECTION 9.06.              Non-Reliance on Agents and Other Lenders.....................................50
         SECTION 9.07.              Failure to Act...............................................................50
         SECTION 9.08.              Resignation of an Agent......................................................50
         SECTION 9.09.              Sharing of Collateral and Payments...........................................51

ARTICLE X
         MISCELLANEOUS...........................................................................................51
         SECTION 10.01.             Notices......................................................................51
         SECTION 10.02.             Effectiveness; Survival......................................................52
         SECTION 10.03.             Expenses.....................................................................53
         SECTION 10.04.             Amendments and Waivers.......................................................53
         SECTION 10.05.             Successors and Assigns; Participations.......................................54
         SECTION 10.06.             No Waiver; Cumulative Remedies...............................................57
         SECTION 10.07.             APPLICABLE LAW...............................................................57
         SECTION 10.08.             SUBMISSION TO JURISDICTION...................................................57
         SECTION 10.09.             Severability.................................................................58
         SECTION 10.10.             Right of Setoff..............................................................58
         SECTION 10.11.             Headings.....................................................................58
         SECTION 10.12.             Construction.................................................................59
         SECTION 10.13.             Counterparts.................................................................59

SCHEDULES

Schedule I        -     Subsidiaries
Schedule II       -     Existing Liens
Schedule III      -     Existing Indebtedness
Schedule IV       -     Existing Guarantees
Schedule V        -     Material Contracts


EXHIBITS

Exhibit A-1       -     Form of Amended and Restated Revolving Credit Note
Exhibit A-2       -     Form of Revolving Credit Note
Exhibit B         -     Form of Acquisition Term Note
Exhibit C-1       -     Form of Company Security Agreement
Exhibit C-2       -     Form of Corporate Guarantor Security Agreement
Exhibit D         -     Form of Corporate Guaranty
Exhibit E         -     Form of Opinion of Counsel
Exhibit F         -     Form of Pledge Agreement
Exhibit G         -     Form of Assignment and Acceptance Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 22, 2000, by and among LEXENT INC., a Delaware corporation (f/k/a National Network Technologies, Inc.) (the "Company"), the LENDERS which from time to time are parties to this Agreement (each a "Lender" and collectively, the "Lenders"), EUROPEAN AMERICAN BANK, as Administrative Agent for the Lenders, and THE BANK OF NEW YORK, as Documentation Agent for the Lenders.

                                  INTRODUCTION

         The Company, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of June 29, 1999 (as amended from time to time, the "Original Credit Agreement").

         The Company has requested the Lenders to amend and restate the Original Credit Agreement and the Lenders are prepared to do so on the terms and conditions set forth herein.

         Accordingly, the parties hereto amend and restate the Original Credit Agreement in its entirety and agree as follows:

                                    RECITALS

         The Company has requested the Lenders to extend credit to the Company from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Acquisition Term Loans" shall have the meaning assigned to such term in Section 2.03.

         "Acquisition Term Note" shall have the meaning set forth in Section
2.03.

         "Adjusted Libor Loans" shall mean Revolving Credit Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Administrative Agent" shall mean EAB in its capacity as administrative and collateral agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08.

         "Affiliate" shall mean, with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agents" shall mean, collectively, the Administrative Agent and the Documentation Agent, and each is individually an "Agent".

         "Aggregate Outstandings" shall mean, on the date of determination thereof, the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans, plus (ii) the aggregate outstanding principal amount of the Acquisition Term Loans at such time.

         "Agreement" shall mean this Amended and Restated Credit Agreement, dated as of November 22, 2000, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit G attached hereto.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business; and (b) as it relates to the payment, determination, funding, or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of the Company and its consolidated Subsidiaries, other than property and goodwill acquired in connection with a Permitted Financed Acquisition or a Permitted Non-Financed Acquisition, which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Company, including, without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

         "Closing Date" shall mean November 22, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment Proportion" shall mean, with respect to each Lender, the proportion its Credit Commitment bears to the Total Credit Commitment.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Consolidated EBITDA" shall mean, for the Company and its consolidated Subsidiaries for any period, the Consolidated Net Income for such period, plus the sum, without duplication, of (a) gross interest expense, (b) depreciation and amortization expenses, (c) all income taxes to any government or governmental instrumentality expensed on the Company's and any Subsidiary's books (whether paid or accrued), and (d) any non-cash charges attributable to options outstanding to purchase shares of the Company minus the sum of (a) all extraordinary or unusual gains and (b) all non-cash income or gain attributable to options outstanding to purchase shares of the Company, in each case determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with Generally Accepted Accounting Principles, applied on a consistent basis. All of the foregoing categories shall be calculated over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Fixed Charge Ratio" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Rent Expense plus (iii) operating lease expense, less Capital Expenditures to (b) the sum of
(i) Consolidated Interest Expense plus (ii) the Current Portion of Long Term Debt plus (iii) Consolidated Rent Expense and (iv) operating lease expense. All the foregoing categories shall be calculated over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Interest Expense" shall mean for any period the gross interest expense of the Company and its consolidated Subsidiaries for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis that is required to be or is paid in cash.

         "Consolidated Leverage Ratio" shall mean the ratio of (a) total consolidated liabilities (excluding Subordinated Debt) of the Company and its consolidated Subsidiaries to (b) Consolidated Net Worth determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its consolidated Subsidiaries for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Net Worth" shall mean (a) total consolidated assets of the Company and its consolidated Subsidiaries, less (b) total consolidated liabilities (excluding Subordinated Debt) of the Company and its consolidated Subsidiaries, in each case, determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis.

         "Consolidated Rent Expense" shall mean for any period rent expense of the Company and its consolidated Subsidiaries for such period determined in accordance with Generally Accepted Accounting Principles, less all rents reimbursable to the Company or any of its consolidated Subsidiaries by their customers pursuant to a contractual obligation.

         "Corporate Guarantors" shall mean, collectively, National Network Technologies, LLC, a Delaware limited liability company, Hugh O'Kane Electric Co. LLC, a Delaware limited liability company, Lexent Services, Inc., a Delaware corporation, HOK Datacom, Inc., a Delaware corporation, and each Person who, from time to time, is required to execute a Corporate Guaranty in accordance with Section 6.13.

         "Corporate Guaranty" shall mean a Corporate Guaranty in the form attached hereto as Exhibit D to be executed by each Corporate Guarantor and by any Person who may be required to execute and deliver the same pursuant to
Section 6.13, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans and Acquisition Term Loans to the Company in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Credit Commitment or in the Assignment and Acceptance Agreement pursuant to which such Lender becomes a Lender, as such amounts may be adjusted in accordance with this Agreement.

         "Credit Commitment Period" shall mean the period from and including the date hereof to but not including the Credit Commitment Termination Date.

         "Credit Commitment Termination Date" shall mean November 22, 2003 or such earlier date as the Credit Commitment shall terminate as provided herein.

         "Current Portion of Long Term Debt" means that portion of long term indebtedness of the Company and its consolidated Subsidiaries which is required to be paid in the immediately succeeding twelve month period, as determined in accordance with Generally Accepted Accounting Principles consistently applied, but excluding the Revolving Credit Loans.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Documentation Agent" shall mean The Bank of New York in its capacity as documentation agent under this Agreement or its successor Documentation Agent permitted pursuant to Section 9.08.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

         "EAB" shall mean European American Bank.

         "Eligible Acquisition" shall mean the acquisition by the Company or any Corporate Guarantor of more than 50% of the capital stock, membership interests or other ownership interests of a Person engaged in the same or similar business as the business of the Company or such Corporate Guarantor or the purchase of all or substantially all of the assets used by such Person in connection with such business or assets comprising a line of business or a division of such Person, provided in each case, (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such acquisition, including, without limitation, an Event of Default arising from failure to comply with the covenants set forth in Section 7.13, and (ii) in the event of an acquisition of stock or membership interests of a Person, the Board of Directors or other governing body of such Person shall have recommended the sale by its shareholders or its members of their equity interest to the Company or such Corporate Guarantor, as the case may be.

         "Eligible Cash Equivalent Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Services or Moody's Investors Service, Inc.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a bank. For purposes hereof each Adjusted Libor Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to a Lender from time to time under Regulation D.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Secretary of the Company or any Corporate Guarantor, as applicable, and their respective successors, if any, designated by the board of directors thereof.

         "Final Maturity Date" shall mean November 22, 2005.

         "Fixed Rate Loans" shall mean, collectively, Adjusted Libor Loans and Treasury Rate Loans.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, term notes or other similar instruments;

(d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under foreign currency exchange agreements, as calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice; and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

         "Interest Payment Date" shall mean (a) as to each Prime Rate Loan and each Treasury Rate Loan, the first day of each month during the term hereof; (b) as to each Adjusted Libor Loan, with respect to which the Company has selected an Interest Period of one month, the last day of such Interest Period; (c) as to each Adjusted Libor Loan with respect to which the Company has selected an Interest Period of two, three or six months, the date which is one month from the first day of such Interest Period, and on each one month anniversary thereafter and the last day of such Interest Period; and (d) as to each Loan, the date such Loan is paid in full or in part.

         "Interest Period" shall mean with respect to any Adjusted Libor Loan:

         (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from another Type of Loan to an Adjusted Libor Loan, in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent (which shall promptly notify each of the Lenders) not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan;

provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) if the Company shall fail to give notice as
                  provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted

                  Libor Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect to such Adjusted Libor Loan;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no more than five (5) Interest Periods may exist
                  at any one time;

                           (v) the Company shall select Interest Periods so as
                  not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan; and

                           (vi) no Revolving Credit Loan may be requested or
                  continued as, or converted to, an Adjusted Libor Loan with an Interest Period that extends beyond the Credit Commitment Termination Date.

         "Lenders" shall have the meaning set forth in the preamble hereto.

         "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Loan.

         "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Corporate Guaranties, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Loans" shall mean, collectively, the Revolving Credit Loans and the Acquisition Term Loans.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company or any Corporate Guarantor, or (b) the ability of the Company or any Corporate Guarantor to perform in any material respect any obligations under any Loan Document to which it is a party.

         "Material Contract" shall mean each contract, instrument or agreement
(a) to which the Company or any Corporate Guarantor is a party which is material to the business, operations or condition (financial or otherwise), performance, prospects, or properties of the Company or any Corporate Guarantor or (b) which requires the payment during the term thereof in excess of $100,000, excluding
(i) leases for office, garage and warehouse space incurred in the ordinary course of business, and (ii) employment agreements entered into in the ordinary course of business.

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Acquisition Term Notes.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lenders and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, and all fees, costs, expenses and indemnity obligations of the Company hereunder or under any other Loan Document.

         "Original Lenders" shall mean EAB and State Bank of Long Island.

         "Participant" shall have the meaning set forth in Section 10.05(b).

         "Payment Office" shall mean the Administrative Agent's office located at 335 Madison Avenue, New York, New York 10017, or such other office as the Administrative Agent may designate from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Financed Acquisition" shall mean an Eligible Acquisition the consideration for which is financed in whole or in part with the proceeds of an Acquisition Term Loan.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(k) of Section 7.01.

         "Permitted Non-Financed Acquisition" shall mean an Eligible Acquisition which is not a Permitted Financed Acquisition; provided, however, that in the event the aggregate consideration (as determined pursuant to Section 5.03(b)) payable in connection with such acquisition is greater than $5,000,000 then, within ten (10) days after the date of consummation of such acquisition, the Administrative Agent shall have received a certificate of an Executive Officer of the Company certifying that the acquisition constituted an "Eligible Acquisition"; provided, further, in the event the aggregate consideration (determined pursuant to Section 5.03(b)) payable in connection with such acquisition is greater than $20,000,000 then, in addition, the Company shall further provide to the Administrative Agent within forty-five (45) days after the date of consummation of such acquisition the historical financial statements (to the extent available), projections (to the extent available), pro forma financial statements and acquisition documents described in clauses (f), (g), (h) and (i) of Section 5.03 with respect to such acquisition except that with respect to Section 5.03(i), the last clause starting with the word "and" shall not apply.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan as defined in Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Corporate Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Corporate Guarantor or an ERISA Affiliate.

         "Pledge Agreement" shall mean the Pledge Agreement in the form attached hereto as Exhibit F to be executed by the Company and each Corporate Guarantor, as applicable, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Prime Rate" shall mean the rate per annum announced by the entity which is the Administrative Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate to be effective on the date such change is announced to become effective.

         "Prime Rate Loans" shall mean Revolving Credit Loans at such times as they are being made and/or maintained at a rate of interest based on the Prime Rate.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Required Lenders" shall mean Lenders owed at least 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Lenders having at least 66 2/3% of the Credit Commitment.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, or in the event that such rate is not available at such time for any reason, then the rate of interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the Lender which is the Administrative Agent in immediately available funds in the London interbank market for Eurodollars at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meaning assigned to such terms in subsection 2.01.

         "Revolving Credit Notes" shall have the meaning set forth in Section 2.02.

         "Security Agreements" shall mean, collectively, with respect to the Company, the Security Agreement in the form attached hereto as Exhibit C-1, and, with respect to each Corporate Guarantor, the Corporate Guarantor Security Agreement in the form attached hereto as Exhibit C-2 to be executed by the Company and each Corporate Guarantor, respectively, and thereafter, by any Person who may be required to execute the same pursuant to Section 6.13, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Security Documents" shall mean the Security Agreements, the Pledge Agreements, the Patent and Trademark Security Agreement, dated as of June 29, 1999 by and between Hugh O'Kane Electric Co. LLC and the Administrative Agent, the Patent and Trademark Security Agreement, dated as of June 29, 1999 by and between National Network Technologies, LLC and the Administrative Agent and each other collateral security document delivered to the Administrative Agent hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Subordinated Debt" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Company and/or of any Corporate Guarantor to the Lenders hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Required Lenders.

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Taxes" shall have the meaning set forth in Section 3.09.

         "Total Credit Commitments" shall mean, at any time, the aggregate of the Credit Commitments in effect at such time, which shall be initially $50,000,000.

         "Treasury Rate" shall mean a rate of interest equal to 2.75% plus the EAB swap adjusted rate of interest on the five (5) year adjusted U.S. treasury note yield (as shown on Page 5 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing such quotations) on the second Business Day prior to the requested Borrowing Date) for the period commencing the Borrowing Date for the relevant Acquisition Term Loan and ending on the Final Maturity Date. The Treasury Rate shall be determined by the Administrative Agent and quoted to the Company and the Lenders not less than three (3) Business Days prior to the Borrowing Date with respect to an Acquisition Term Loan.

         "Treasury Rate Loan" shall mean any Loan accruing interest at the Treasury Rate.

         "Type" shall mean as to any Loan its status as a Prime Rate Loan, an Adjusted Libor Loan or a Treasury Rate Loan.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS


         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties set forth herein, each Lender severally but not jointly agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the Total Credit Commitments in effect at such time. During the Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) Adjusted Libor Loans, (ii) Prime Rate Loans, or (iii) a combination thereof.

         (b) The Company may borrow Revolving Credit Loans under the Credit Commitment during the Credit Commitment Period on any Business Day; provided that the Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 12:00 noon New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 12:00 noon New York, New York time on the date of each proposed Prime Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if an Adjusted Libor Loan, and (iv) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Credit Commitments, each borrowing of a Prime Rate Loan shall be in an amount not less than $200,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.10.

         (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Administrative Agent, to terminate the Total Credit Commitments or from time to time to permanently reduce the amount of the Total Credit Commitments; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings at such time would exceed the Total Credit Commitments as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Credit Commitment pursuant to this Section 2.01. Any such reduction shall be in the amount of $1,000,000 or whole multiples of

$100,000 in excess thereof, and shall reduce permanently the amount of the Total Credit Commitments then in effect.

         (d) The several agreement of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A-1 with respect to the Original Lenders and Exhibit A-2 with respect to all other Lenders, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Credit Commitment of such Lender. Each Note shall (a) be dated the Closing Date,
(b) be stated to mature on the Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Lender is authorized to record the date and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent clear and obvious error.

         SECTION 2.03. ACQUISITION TERM LOANS. (a) Subject to the terms and conditions set forth in this Agreement, the Company may utilize up to the entire Total Credit Commitments for loans from the Lenders and the Lenders agree to make loans (individually, an "Acquisition Term Loan" and, collectively, the "Acquisition Term Loans") to the Company at any time and from time to time on and after the Closing Date until the Credit Commitment Termination Date, in an aggregate principal amount outstanding not to exceed the Total Credit Commitments, provided that after giving effect to a requested Acquisition Term Loan, the Aggregate Outstandings shall not exceed the Total Credit Commitments. Each borrowing of an Acquisition Term Loan shall reduce the availability under the Total Credit Commitments by an amount equal to such borrowing. Acquisition Term Loans may be (i) Prime Rate Loans or (ii) Treasury Rate Loans.

                  (b) The Company may borrow Acquisition Term Loans under the Total Credit Commitments during the Credit Commitment Period on any Business Day; provided that the Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 12:00 noon New York, New York time, three Business Days prior to the date of each proposed Treasury Rate Loan under this Section 2.03 or prior to 12:00 noon New York, New York time on the date of each proposed Prime Rate Loan under this Section 2.03. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Credit Commitments, each borrowing of a Prime Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of a Treasury Rate Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.10.

                  (c) Each Acquisition Term Loan made by the Lenders to the Company shall be evidenced by a promissory note of the Company (individually an "Acquisition Term Note" and, collectively, the "Acquisition Term Notes"), substantially in the form attached hereto as Exhibit B, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Credit Commitment of such Lender. Each Acquisition Term Note shall (a) be stated to mature on the Final Maturity Date, and (b) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Acquisition Term Loan shall be payable in monthly installments of principal commencing on the first day of the month following the Borrowing Date of such Acquisition Term Loan. Each installment of principal shall be equal to 1/60th of the amount of such Acquisition Term Loan; provided, that the outstanding principal amount of all Acquisition Term Loans shall be due and payable on the Final Maturity Date, together with interest thereon as of such date. Each Acquisition Term Loan shall bear interest from the date of funding thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum specified in
Section 3.01. The date and amount of each Acquisition Term Loan and the date and amount of each payment or prepayment of principal of such Acquisition Term Loan shall be recorded on a schedule annexed to such Acquisition Term Note, and the Company authorizes each Lender to make such recordation; provided, however, that the failure of a Lender to set forth payments and other information in such grid shall not in any manner affect the obligation of the Company to repay each Acquisition Term Loan made by such Lender in accordance with the terms of this Agreement. Each Acquisition Term Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent clear and obvious error.

                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

         SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

                  (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to (i) with respect to

Revolving Credit Loans, the Prime Rate, and (ii) with respect to Acquisition Term Loans, the Prime Rate plus a margin equal to 0.25% per annum.

                  (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for such Interest Period in accordance with the terms hereof plus a margin of two and one-half percent (2.50%) per annum.

                  (c) Each Treasury Rate Loan shall bear interest at the Treasury Rate for the period set forth in the definition of Treasury Rate.

                  (d) Upon the occurrence and during the continuance of an Event of Default arising pursuant to Section 8.01(a), the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (e) below), shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest 2% plus the interest rate otherwise then in effect.

                  (e) If the Company shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to interest, fees, expenses or otherwise, the Company shall pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% plus the interest rate otherwise in effect, or, if no interest rate is in effect, 2% plus the Prime Rate.

                  (f) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

                  (g) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent clear and obvious error, be conclusive and binding for all purposes.

                  (h) The Company may elect from time to time to convert outstanding Adjusted Libor Loans to Prime Rate Loans by giving the Administrative Agent (which shall promptly notify the Lenders) at least three Business Days' prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Prime Rate Loans to Adjusted Libor Loans by giving the Administrative Agent (which shall promptly notify the Lenders) irrevocable written notice of such election not later than 12:00 noon New York, New York time, three Business Days prior to the date of the proposed conversion. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $500,000.

                  (i) Any Adjusted Libor Loan in a minimum principal amount of $500,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

                  (j) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

         SECTION 3.02. USE OF PROCEEDS. The proceeds of the Loans shall be used solely (i) for general corporate purposes, including, without limitation, financing working capital of the Company and the Corporate Guarantors in the ordinary course of business, but excluding purchases or redemptions of capital stock of the Company or any of its Subsidiaries and (ii) to finance all or a portion of the cash portion of the purchase price of Permitted Financed Acquisitions.

         SECTION 3.03. PREPAYMENTS.

                  (a) The Company may on the last day of an Interest Period if the Loans to be prepaid are Adjusted Libor Loans, or at any time and from time to time if the Loans to be prepaid are Prime Rate Loans or Treasury Rate Loans, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time three Business Days before the date of prepayment with respect to prepayments of Fixed Rate Loans or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such repayment is of Adjusted Libor Loans, Treasury Rate Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of $100,000 or whole multiples of $100,000 in excess thereof.

                  (b) Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. In the event the Company shall fail to specify whether the prepayment relates to an Adjusted Libor Loan, Treasury Rate Loan or Prime Rate Loan, then the applicable prepayment shall be applied, first, to outstanding Prime Rate Loans, then, to outstanding Adjusted Libor Loans in the inverse order of their maturity up to the full amount thereof, and, then, to outstanding Treasury Rate Loans.

         SECTION 3.04. FEES. (a) On the Closing Date, the Company agrees to pay to the Administrative Agent for the benefit of the Lenders, a facility fee of $187,500 which shall be payable on the Closing Date, such fee to be distributed to the Lenders based upon their respective Commitment Proportion.

                  (b) The Company shall pay to each Lender, pro rata based on each Lender's Commitment Proportion, a commitment fee on the average daily amount of the Total Credit Commitments less the aggregate principal amount of the Loans outstanding from the date of this Agreement until the Credit Commitment Termination Date at the rate of 1/2 of 1% per annum, based on a year of 360 days, payable in arrears on the last Business Day of each calendar quarter, commencing December 31, 2000, and on the Credit Commitment Termination Date and on any day the Total Credit Commitments are permanently reduced in whole or in part.

                  (c) The Company shall pay to the Administrative Agent, as sole administrative and collateral agent, such fees as shall be specified in an agreement between the Company and the Administrative Agent.

         SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Administrative Agent have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Prime Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the

Company of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Prime Rate Loan to an Adjusted Libor Loan.

         SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain any Fixed Rate Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitments of the Lenders to make and to allow conversion to or continuations of any Fixed Rate Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Fixed Rate Loans, if any, shall be converted automatically to Prime Rate Loans on (x) with respect to any Adjusted Libor Loan, the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans, (y) with respect to any Treasury Rate Loan, on the date designated in a writing by the Administrative Agent to the Company and the Lenders not less than 3 Business Days prior to the date of conversion or (z) on such earlier date as may be required by law. The Company shall pay to the Administrative Agent, for the ratable benefit of the Lenders, upon demand, any additional amounts required to be paid pursuant to Section 3.08.

         SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, or directive or change in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Loan, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or Lending Office of such Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or

           (iii)  shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender deems material, then, in any such case, the Company shall pay such Lender, upon demand, such additional amount or amounts as such Lender shall have determined will compensate such Lender for such increased costs or reduction.

                  (b) If any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or any Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall pay to such Lender the additional amount or amounts as such Lender shall have determined will compensate such Lender or such Lender's holding company for such reduction. Such Lender's determination of such amounts shall be conclusive and binding on the Company absent clear and obvious error.

                  (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) shall be conclusive absent clear and obvious error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) In the event any Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

         SECTION 3.08. INDEMNITY. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which any Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Fixed Rate Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Fixed Rate Loan, (b) default by the Company to accept or make a borrowing of a Fixed Rate Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation in accordance with the terms of this Agreement, (c) default by the Company in making any prepayment of any Fixed Rate Loan after the Company gives a notice in accordance with Section 3.03 and/or (d) the making of any payment or prepayment (whether mandatory or optional) of a Fixed Rate Loan or the making of any conversion of an Adjusted Libor Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of the applicable Lender setting forth such amounts shall be conclusive absent clear and obvious error. The Company shall pay the Administrative Agent, for the ratable benefit of the Lenders, the amount shown as due on any certificate within ten days after receipt thereof.

         SECTION 3.09. TAXES. (a) Except as set forth in clause (c) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Administrative Agent or a Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which such Lender's Lending Office is located or any political subdivision or taxing authority thereof or therein (such non- excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent or such Lender in connection therewith.

                  (b) Prior to the first Interest Payment Date, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States back-up withholding tax. Each Lender which delivers to the Company and the Administrative Agent a Form W-8ECI or W-8BEN and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Administrative Agent, certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

         SECTION 3.10. PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to
Section 3.01(h) or continuation of a Revolving Credit Loan pursuant to Section 3.01(i), each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent for its own account), and any reduction of the Credit Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Revolving Credit Loan and Acquisition Term Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.11. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 3.07, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.09, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.07 or 3.09, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense or legal, regulatory or administrative burdens and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 3.07, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.09, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.05), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.07 or payments required to be made pursuant to Section 3.09, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans herein provided for, the Company and each Corporate Guarantor represents and warrants to each Lender and the Administrative Agent that:

         SECTION 4.01. ORGANIZATION, POWERS. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Corporate Guarantor is (a) a corporation, limited liability company or limited partnership, duly organized or formed, as applicable, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the corporate, limited partnership or limited liability company power and authority to own or lease its properties and carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate, limited liability company or partnership power as applicable to execute, deliver and perform each of the Loan Documents to which it is a party.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each of the Corporate Guarantors of the Loan Documents to which such Corporate Guarantor is a party, (a) have, with respect to the Company and each Corporate Guarantor, been duly authorized by all requisite corporate, partnership and limited liability company action, as applicable, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Corporate Guarantor, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws, the partnership agreement or the Articles of Organization and Operating Agreement, as applicable, of the Company or of any Corporate Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Corporate Guarantor or any indenture, agreement or other instrument to which the Company or any Corporate Guarantor is a party, or by which the Company or any Corporate Guarantor or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Company or any Corporate Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Corporate Guarantor is a party constitutes a legal, valid and binding obligation of the Company or such Corporate Guarantor, as the case may be, enforceable against the Company or such Corporate Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Pricewaterhouse Coopers LLP, independent certified public accountants, for the fiscal year ended December 31, 1999, and (ii) the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the three and nine month period ended September 30, 2000. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the financial condition and results of operations of the Company and its Subsidiaries, on a consolidated basis, as of the date of such financial statements and for the periods to which they relate and, since September 30, 2000, no Material Adverse Effect has occurred. The Company shall deliver to the Administrative Agent, with a copy for each Lender a certificate of the Chief Financial

Officer to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since September 30, 2000, there are no obligations or liabilities, contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such statements.

                  (b) The Company, individually and together with the Corporate Guarantors, is Solvent and immediately after giving effect to the Loans and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any Corporate Guarantor have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each Corporate Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. The Company and each Corporate Guarantor has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. LITIGATION. (a) Except for the Casella litigation described in the "Legal Proceedings" section of the Company's Prospectus dated July 27, 2000 (the "Casella Litigation"), there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or of any Corporate Guarantor) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Corporate Guarantor at law or in equity or before or by any Governmental Authority, which involve this Agreement or any other Loan Document or any of the transactions contemplated herein or therein or which, if adversely determined against the Company or such Corporate Guarantor could reasonably be expected to have a Material Adverse Effect or which involve a claim against the Company or any Corporate Guarantor in excess of $200,000 which is not fully covered by insurance (other than reasonable and customary deductibles); and (b) neither the Company nor any Corporate Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect. The Casella Litigation could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. AGREEMENTS. Neither the Company nor any Corporate Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Corporate Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither the Company, any Corporate Guarantor nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate or to appoint a trustee to administer any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Corporate Guarantor or any ERISA Affiliate of incurring a liability in excess of $200,000 to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company, any Corporate Guarantor or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan, and the Company and each Corporate Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any Corporate Guarantor is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (c) The proceeds of the Loans shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Corporate Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings hereunder, except such as have been obtained or made and are in full force and effect.

         SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of the Company's and each Corporate Guarantor's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation or organization, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

         SECTION 4.12. HAZARDOUS MATERIALS. The Company and each Corporate Guarantor are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Corporate Guarantor has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any Corporate Guarantor in any manner which violates any applicable Environmental Law. To the best of the Company's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any Corporate Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 4.15. MATERIAL CONTRACTS. All Material Contracts are disclosed on Schedule V hereto. Each Material Contract is in full force and effect and is binding upon and enforceable against the Company and any Corporate Guarantor, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default, in any material respect, under any Material Contract by the Company or any Corporate Guarantor or, to the Company's knowledge, by any other party thereto which has not been fully cured or waived.

         SECTION 4.16. PERMITS AND LICENSES. Each of the Company and each Corporate Guarantor has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except where the failure to obtain or retain such permits, licenses, certifications, authorizations or approvals could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.17. COMPLIANCE WITH LAW. The Company and each Corporate Guarantor are in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any Corporate Guarantor, or to any of their respective properties, except where the failure to be in compliance cannot reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.18. SECURITY AGREEMENTS. Each Security Agreement executed by the Company and each Corporate Guarantor shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement in favor of the Administrative Agent for the ratable benefit of the Lenders, which shall be, upon the filing of the Uniform Commercial Code financing statements delivered on the Closing Date on behalf of the Company and each Corporate Guarantor at the offices in the jurisdictions listed on Schedule C to each Security Agreement prior to all other Liens (other than Permitted Liens), claims and rights of all other Persons and shall be enforceable as such against all other Persons.

         SECTION 4.19. PLEDGE AGREEMENT. The Pledge Agreement executed by the Company shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral.

         SECTION 4.20. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent or any Lender (as modified or supplemented by other information so furnished) by or on behalf of the Company or any Corporate Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

                                    ARTICLE V
                              CONDITIONS OF LENDING

         SECTION 5.01. CONDITIONS TO LOANS. The several obligations of each Lender to make the Loans hereunder are subject to the following conditions precedent:

         (a) REVOLVING CREDIT NOTE. On or prior to the Closing Date, the Administrative Agent shall have received for the account of each Lender a Revolving Credit Note, each duly executed by the Company.

         (b) GUARANTIES. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, the Guaranties duly executed by each Corporate Guarantor.

         (c) SECURITY DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received (i) the Security Documents duly executed by the Company and each Corporate Guarantor to the extent it is a party thereto and (ii) such stock certificates or members certificates pledged pursuant to the Pledge Agreement and undated stock powers, if applicable, duly executed in blank by the Company, as shall be necessary.

         (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Administrative Agent shall have received, with a copy for each Lender, a written opinion of counsel for the Company and the Corporate Guarantors dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit F attached hereto.

         (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, with a copy for each Lender, (i) a certificate of good standing for the Company and each Corporate Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By- laws, the partnership agreement or Articles of Organization and Operating Agreement, as applicable, of the Company and each Corporate Guarantor;
(iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Corporate Guarantor dated the Closing Date and certifying: (x) that neither the Certificate of Incorporation nor the By-laws or the Articles of Organization or Operating Agreement, as applicable, of the Company or of any Corporate Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Corporate Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Corporate Guarantor executing each Loan Document to which the Company or any Corporate Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Corporate Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Corporate Guarantor; and (iv) such other documents as the Administrative Agent may reasonably request.

         (f) INSURANCE. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Administrative Agent has been named loss payee and additional insured with respect to each policy of such insurance.

         (g) FILINGS, REGISTRATIONS AND RECORDINGS. On or prior to the Closing Date, the Administrative Agent shall have received each document, including, without limitation, UCC-1 Financing Statements required by the Security Documents or under the laws of any jurisdiction to be filed, registered or recorded in order to create, in favor of the Administrative Agent for the ratable benefit of the Lenders, a perfected first lien on the collateral described in the Security Documents, in form to be properly filed, registered or recorded, in each office in each such jurisdiction.

         (h) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Administrative Agent shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each Corporate Guarantor's accounts receivable, inventory and equipment and all other assets of the Company and each Corporate Guarantor are free and clear of all Liens except Permitted Liens.

         (i) FEES AND EXPENSES. On or prior to the Closing Date, the Administrative Agent shall have received for itself and for the account of the Lenders (i) all fees payable to the Lenders pursuant to the Loan Documents on or prior to the Closing Date and (ii) reimbursement of expenses in accordance with
Section 10.03.

         (j) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Corporate Guarantor pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (k) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

         (l) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or any Corporate Guarantor since September 30, 2000.

         (m) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

         (n) OTHER INFORMATION, DOCUMENTATION. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each Corporate Guarantor with the requirements of all Environmental Laws.

         SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of the Lenders to make each Loan hereunder, including, without limitation, the initial Loan, is subject to the conditions precedent set forth in Section 5.01 and 5.03, to the extent applicable, and the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each Corporate Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing

Date for such Loan, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date for such Loan.

         Each Borrowing hereunder shall constitute a representation and warranty of the Company that the statements contained in clauses (a) and (b) of this
Section 5.02 are true and correct on and as of the Borrowing Date for such Loan.

         SECTION 5.03 CONDITIONS TO EACH ACQUISITION TERM LOAN. The obligation of the Lenders to make each Acquisition Term Loan is subject to the conditions precedent set forth in Sections 5.01 and 5.02 and the following conditions precedent:

         (a) ACQUISITION TERM NOTE. On or prior to the Closing Date, the Administrative Agent shall have received for the account of each Lender an Acquisition Term Note, each duly executed by the Company and dated the Closing Date.

         (b) CONSIDERATION. The aggregate consideration, including, without limitation, cash, notes, stock, guarantees and other contingent obligations, liabilities and Indebtedness, in the event of an acquisition of assets, liabilities assumed, compensation to be paid to former shareholders of the seller pursuant to consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs (excluding transaction costs) paid or payable in connection with the related Permitted Financed Acquisition shall not exceed (unless otherwise agreed to in writing by the Required Lenders) 20% of Consolidated Net Worth, as reported by the Company on its most recent quarterly financial statement delivered under Section 6.03(a) or (b).

         (c) SECURITY AGREEMENT AND GUARANTY. On or prior to the Borrowing Date for such Acquisition Term Loan, the Administrative Agent shall have received (i) a Security Agreement duly executed by the Person acquired in the related Permitted Financed Acquisition and (ii) a Corporate Guaranty duly executed by each Person, if any, acquired in the related Permitted Financed Acquisition.

         (d) RECEIPTS OF CONSENTS. The Administrative Agent shall be reasonably satisfied that all third party and governmental consents and approvals, necessary in connection with the consummation of the related Permitted Financed Acquisition shall have been obtained.

         (e) ASSETS FREE FROM ENCUMBRANCES. The Administrative Agent shall have received evidence satisfactory to it that the shares or other interest in the Person, or the assets of the Person, which is the subject of the related Permitted Financed Acquisition are free and clear of all Liens, except those Liens permitted pursuant to Section 7.01, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally.

         (f) HISTORICAL FINANCIAL STATEMENTS. The Administrative Agent shall have received, 10 days prior to the date of such Acquisition Term Loan, financial statements of the Person being acquired in the related Permitted Financed Acquisition in the same form and substance as those required to be delivered by the Company under Section 6.03(a)(i), to the extent such are available, for the previous three (3) fiscal years, provided, however in the event such historical financial statements are not available for three fiscal years, the Company shall so advise the Administrative Agent and the Company shall then be required to provide the Administrative Agent only with such historical financials as are available.

         (g) PRO FORMA FINANCIAL STATEMENTS. The Administrative Agent shall have received, 10 days prior to the date of such Acquisition Term Loan, pro forma balance sheet and income statements of the Company and its Subsidiaries (after giving effect to the related Permitted Financed Acquisition as of the then most recent fiscal quarter ended for which financial statements are required to be provided to the Lenders pursuant to Section 6.02(b)) demonstrating that upon consummation of such Permitted Financed Acquisition, the Company will be in compliance with the financial covenants contained in Section 7.13.

         (h) PROJECTIONS. The Administrative Agent shall have received 10 days prior to the date of such Acquisition Term Loan combined projections for the Company and the Person, or the assets of the Person, which is the subject of the related Permitted Financed Acquisition for a period of three (3) years, which projections shall be in form reasonably satisfactory to the Administrative Agent.

         (i) ACQUISITION DOCUMENTS. The Administrative Agent shall have been provided 10 days prior to the date of such Acquisition Term Loan with copies of the relevant purchase agreement and shall be satisfied in all respects with the terms of the proposed acquisition.

         (j) PLEDGE OF STOCK. In the event of an acquisition of an equity interest in any Person, the Administrative Agent shall have received concurrently with the consummation of the related Permitted Financed Acquisition
(i) an amended Schedule A to the Pledge Agreement adding a reference to the stock of the Person acquired in such Permitted Financed Acquisition and (ii) the applicable share certificate(s) and undated stock power(s) executed in blank, with respect to such pledged stock.

         (k) CERTIFICATE OF OFFICER. The Administrative Agent shall have received on or prior to the Borrowing Date for such Acquisition Term Loan, a certificate of an Executive Officer of the Company certifying that the related Permitted Financed Acquisition constitutes an Eligible Acquisition.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS



         The Company covenants and agrees with each Lender that so long as the Total Credit Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid, it will, and will cause each Corporate Guarantor to:

         SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance shall provide for at least thirty (30) days' prior written notice to the Administrative Agent of any modification or cancellation of such policies and shall name the Administrative Agent as loss payee and additional insured. The Company shall provide to the Administrative Agent promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Corporate Guarantor shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Corporate Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; provided, further, that, subject to the foregoing proviso, the Company and each Corporate Guarantor will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

                  (a) (i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, in each case, prepared in accordance with Generally Accepted Accounting Principles setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company and satisfactory to the Lenders (the "Auditor"), which report shall be unqualified; and (ii) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the management prepared consolidating financial statements of the Company and its consolidated Subsidiaries setting forth in comparative form the respective figures as of the end of and for the previous fiscal year and which support the financial statements delivered pursuant to clause
         (i), in each case of (i) and (ii) prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause (ii) accompanied by a certificate to that effect executed by the Chief Financial Officer;

                  (b) as soon as available, but in any event not later than ninety (90) days after the end of each quarterly period of each fiscal year of the Company, a copy of the unaudited interim consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared under the direction of the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer;

                  (c) a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses (a)(ii) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company or each of its Subsidiaries, as the case may be, was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Chief Financial Officer shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default;

                  (d) a certificate prepared and signed by the Auditor with each delivery required by clause (a) above stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by any accounting rules or guidelines binding upon the Auditors);

                  (e) at all times indicated in clause (a) above, a copy of the management letter, if any, prepared by the Auditor;

                  (f) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

                  (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency;

                  (h) as soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter, quarterly schedules of accounts receivable and accounts payables aging (listing each customer or vendor and the total amount owing to or from each such customer or vendor but not listing the individual invoices which comprise the totals), a revenue summary and a backlog and active jobs report, all in form and content satisfactory to the Lenders; provided that such reports may, at the option of the Company, be provided by electronic mail in an Excel file format;

                  (i) simultaneously with the delivery of the financial reporting statements referred to in (a)(i), annual financial projections (including a balance sheet and income statement) of the Company and its Subsidiaries for the then current fiscal year, which projections shall be in form satisfactory to the Administrative Agent; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any of its Subsidiaries as any Lender may request.

         SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries. At any time, and from time to time (upon not less than three (3) Business Days' prior notice if no Default or Event of Default has occurred and is continuing provided no prior notice shall be required if a Default or Event of Default shall have occurred and be continuing), permit any

Lender or any agent or representative thereof, to examine and make copies of any abstracts from the books and records of such information which the Lenders deem necessary or desirable (including, without limitation, the financial records of the Company and the Corporate Guarantors) and to visit the properties of the Company or any Corporate Guarantor and to discuss the affairs, finances and accounts of the Company or any Corporate Guarantor with any of their respective executive officers or the Company's independent accountants; and in the event that (i) the Aggregate Outstandings are in excess of $5,000,000, or (ii) a Default or Event of Default shall have occurred and be continuing, during normal business hours, permit either any Lender or any agent or representative thereof, to examine and audit at the expense of the Company the inventory and receivables of the Company and such Corporate Guarantor, provided that so long as no Default or Event of Default has occurred and is then continuing, the Company shall only be obligated to pay the costs and charges of one field audit in each fiscal year (such costs and charges not to exceed $10,000 per audit).

         SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify each Lender in writing of (a) any change in the business or the operations of the Company or any Corporate Guarantor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. NOTICE OF DEFAULT. Promptly notify each Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. NOTICE OF LITIGATION. Promptly notify each Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which involves this Agreement or any other Loan Document or any of the transactions contemplated herein or therein or which, if adversely determined against the Company or any Corporate Guarantor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect or which involve a claim against the Company or any Corporate Guarantor in excess of $200,000 which is not fully covered by insurance (other than reasonable and customary deductibles).

         SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify each Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Corporate Guarantor is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to each Lender a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Corporate Guarantor or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Corporate Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Corporate Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan that is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Corporate Guarantor required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or a Corporate Guarantor.

         SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify each Lender of the receipt of any notice of an action, suit, or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Corporate Guarantor relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify each Lender of (a) any termination (prior to the end of its stated term), material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by the Company or by any other party to any Material Contract of which the Company is aware.

         SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

         SECTION 6.13. SUBSIDIARIES. Promptly notify the Lenders, prior to the occurrence thereof, of the creation, establishment or acquisition of any Subsidiary of the Company or any Corporate Guarantor not existing on the date hereof and (a) execute, and cause each Corporate Guarantor owning an equity interest in such Subsidiary to execute a Pledge Agreement with respect to all the equity interests of such Subsidiary owned by the Company or the Corporate Guarantors, and (b) cause each Subsidiary to execute a Corporate Guaranty and such Security Documents that the Lenders shall require, including, but not limited to, a Security Agreement, concurrently with the creation, establishment or acquisition of such Subsidiary, and concurrently with the delivery of each Security Document and Corporate Guaranty pursuant to this
Section 6.13 provide to the Administrative Agent the supporting documents identified in clauses (i), (ii), and (iii) of Section 5.01(e) in each case with respect to the Subsidiary executing the same, together with a favorable written opinion of counsel to such Subsidiary and each Person pledging its equity interest in such Subsidiary pursuant to a Pledge Agreement in form and substance satisfactory to the Lenders, as to the due execution, delivery and enforceability of such documents and such other matters as the Lenders may request.

         SECTION 6.14. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Corporate Guarantor; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         SECTION 6.15. FURTHER ASSURANCES. Execute any and all further documents, agreements and instruments, and take all further actions, which the Administrative Agent or the Lenders shall reasonably request in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the liens purported to be created hereunder and under the Security Documents.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Company covenants and agrees with each Lender that so long as the Total Credit Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Corporate Guarantor, directly or indirectly, to:

         SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

                  (a) Liens existing on the date hereof as set forth on Schedule II attached hereto, including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

                  (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with Generally Accepted Accounting Principles;

                  (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish in any material respect the interest of the Administrative Agent and the Lenders in any of the collateral subject to the Security Documents;

                  (d) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

                  (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed;

                  (f) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Corporate Guarantor of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

                  (g) deposits under workmen's compensation, unemployment insurance and social security laws;

                  (h) purchase money liens for fixed or capital assets, including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such Lien, (ii) such purchase money Lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

                  (i) Liens granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to the Security Documents;

                  (j) Liens securing indebtedness for the deferred purchase price of stock, assets or other property permitted pursuant to Section 7.02(h), provided such liens attach solely to the property being acquired; and

                  (k) Liens described in Section 7.02(i) securing the Indebtedness permitted pursuant to Section 7.02(i).

         SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto, including any renewals or extensions thereof; provided no such renewal or extension results in an increase in the aggregate principal amount of such Indebtedness;

                  (b) Indebtedness to the Lenders, whether under this Agreement, the Notes or any other Loan Document;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03;

                  (e) Subordinated Debt; provided, however, that no Default or Event of Default shall have occurred and is continuing or would occur after giving effect to the incurrence of such Subordinated Debt;

                  (f) Indebtedness owing by the Company to any Corporate Guarantor or by any Corporate Guarantor to any other Corporate Guarantor;

                  (g) Indebtedness secured by purchase money Liens as permitted under Section 7.01(h); provided that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

                  (h) indebtedness for the deferred purchase price of stock, assets or other property owing to a seller pursuant to a Permitted Non-Financed Acquisition; provided, however, that (i) such indebtedness constitutes all or a portion of the consideration (as determined pursuant to Section 5.03(b)) payable with respect to such acquisition, (ii) such indebtedness does not exceed more than 100% of the original purchase price of such acquisition, and (iii) the aggregate principal amount of all such indebtedness at any one time outstanding shall not exceed an amount equal to (x) $20,000,000 less (y) the aggregate outstanding principal amount of indebtedness permitted pursuant to Section 7.02(i); and

                  (i) term indebtedness owing by an entity acquired pursuant to a Permitted Non- Financed Acquisition to banks or other financial institutions secured solely by a mortgage or deed of trust which encumbers real property and fixtures of such entity provided the aggregate principal amount of all such indebtedness at any one time outstanding shall not exceed an amount equal to (x) $20,000,000 less (y) the aggregate outstanding principal amount of indebtedness permitted pursuant to Section 7.02(h).

         SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed prior to the date hereof as described on Schedule IV attached hereto but not including any renewals or extensions thereof;

                  (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                  (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

                  (d) guaranties by the Company of any Indebtedness of any Corporate Guarantor permitted pursuant to Section 7.02 (other than Subordinated Debt described in Section 7.02(e), unless such guaranty is subordinated at least to the same extent as such Subordinated Debt); and

                  (e) guaranties by any Corporate Guarantor of any Indebtedness of the Company or any other Corporate Guarantor permitted pursuant to Section
7.02 (other than Indebtedness described in Section 7.02(e)).

         SECTION 7.04. SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, and (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Corporate Guarantor, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, or make or permit to exist any interest whatsoever in, any other Person except (a) the ownership of stock of any Subsidiaries existing as of the Closing Date or created after the Closing Date or acquired after the date hereof, provided the Company has complied with its obligations under Section 6.13 with respect to such Subsidiary, (b) acquisitions expressly permitted pursuant to Section 7.12,
(c) Eligible Cash Equivalent Investments and (d) additional loans to, and investments in, a Person, of which 50% or less of the capital stock, membership interests or other ownership interests is owned by the Company and the Corporate Guarantors, collectively, such loans and investments (as determined, with respect to investments, based upon the original cost of such investment) not to exceed $30,000,000 in the aggregate at any one time outstanding.

         SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

         SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any Corporate Guarantor, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any Corporate Guarantor, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any Corporate Guarantor, a release of Hazardous Materials onto such property or asset or onto any other property.

         SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS ON CONSIDERATION. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided, however, (i) a Corporate Guarantor may merge or consolidate with any other Corporate Guarantor or merge with and into the Company (provided the Company is the surviving entity) upon not less than ten (10) days' prior written notice to the Administrative Agent, and (ii) the Company may consummate Permitted Financed Acquisitions and Permitted Non-Financed Acquisitions.

         SECTION 7.13. FINANCIAL COVENANTS.

                  (a) MINIMUM CONSOLIDATED EBITDA. Permit Consolidated EBITDA as of the last day of any calendar quarter, commencing with the calendar quarter ended September 30, 2000, to be less than $25,000,000.

                  (b) CONSOLIDATED FIXED CHARGE RATIO. Permit the Consolidated Fixed Charge Ratio as of the last day of any calendar quarter, commencing with the calendar quarter ended September 30, 2000, to be less than 1.75:1.00.

                  (c) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth, as of the last day of any calendar quarter, to be less than the amount set forth below opposite the relevant quarter:


          Quarter Ending                                                Amount
          --------------                                                ------
September 30, 2000                                         $130,000,000

December 31, 2000, March 31, 2001, June                    $130,000,000 plus 50% of Consolidated Net
30, 2001 and September 30, 2001                            Income (but not net loss) for the quarter
                                                           ending December 31, 2000

December 31, 2001, March 31, 2002, June                    Actual Consolidated Net Worth as of
30, 2002 and September 30, 2002                            December 31, 2000 plus 50% of Consolidated
                                                           Net Income (but not net loss) for the fiscal
                                                           year ending December 31, 2001

December 31, 2002, March 31, 2003, June                    Actual Consolidated Net Worth as of
30, 2003 and September 30, 2003                            December 31, 2001 plus 50% of Consolidated
                                                           Net Income (but not net loss) for the fiscal
                                                           year ending December 31, 2002

          Quarter Ending                                                Amount
          --------------                                                ------
December 31, 2003, March 31, 2004, June                    Actual Consolidated Net Worth as of
30, 2004 and September 30, 2004                            December 31, 2002 plus 50% of Consolidated
                                                           Net Income (but not net loss) for the fiscal
                                                           year ending December 31, 2003

December 31, 2004, March 31, 2005, June                    Actual Consolidated Net Worth as of
30, 2005 and September 30, 2005                            December 31, 2003 plus 50% of Consolidated
                                                           Net Income (but not net loss) for the fiscal
                                                           year ending December 31, 2004


                  (d) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as of the last day of any calendar quarter, commencing with the calendar quarter ended September 30, 2000, to exceed 1.00:1.00.

         SECTION 7.14. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt, or amend, supplement or otherwise modify any of the terms thereof without the prior written consent of the Required Lenders.

         SECTION 7.15. DIVIDENDS. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any Corporate Guarantor, or warrant to purchase any class of stock of the Company or any Corporate Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any Corporate Guarantor or in any combination thereof, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any Corporate Guarantor or any warrant to purchase any class of stock of the Company or any Corporate Guarantor from any Person. Notwithstanding the foregoing, (i) provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such repurchase hereafter described, the Company may repurchase shares of its capital stock or warrants pursuant to and in accordance with stock option or other benefit plans for management and employees of the Company and its Subsidiaries in an amount not to exceed $5,000,000 in any twelve (12) month period and (ii) provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividends or distributions hereafter described, in any fiscal year the Company may make dividends and distributions to its stockholders in an amount not to exceed 25% of Consolidated Net Income for the immediately preceding fiscal year then ended.

         SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the

Company's or any Corporate Guarantor's business and upon fair and reasonable terms no less favorable to the Company or such Corporate Guarantor than they would obtain in a comparable arms- length transaction with a Person not an Affiliate.

         SECTION 7.17. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Administrative Agent or the Lenders or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Administrative Agent for the ratable benefit of the Lenders.

         SECTION 7.18. NEGATIVE PLEDGE. Enter into any agreement, arrangement or understanding with any Person (other than the Lenders pursuant to this Agreement or any of the other Loan Documents) which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, except with respect to purchase money liens permitted pursuant to
Section 7.01(h) provided such limitation or prohibition is limited solely to the property which is the subject of the purchase money lien.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay the principal of or interest on any Loan or any other Obligation as and when due and payable, and, with respect to interest payments and fee payments only, such failure shall continue unremedied for a period of three Business Days;

                  (b) default shall be made in (i) the due observance or performance of any covenant, condition or agreement of the Company or any Corporate Guarantor to be performed pursuant to Section 6.01 and such failure shall continue unremedied for a period of ten (10) days, or (ii) the due observance or performance of any other covenant, condition or agreement of the Company or any Corporate Guarantor to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) or (b)(i) of this Section 8.01);

                  (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made, given or furnished or when deemed made, given or furnished;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Corporate Guarantor in excess of $200,000 individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

                  (f) the Company or any Corporate Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Corporate Guarantor or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Corporate Guarantor or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Corporate Guarantor or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any Corporate Guarantor and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (h) one or more orders, judgments or decrees for the payment of money in excess of $200,000 in the aggregate shall be rendered against the Company or any Corporate Guarantor and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Corporate Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Corporate Guarantor, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Corporate Guarantor shall so assert in writing;

                  (k) (i) both Kevin O'Kane and Hugh O'Kane, Jr. shall cease to own beneficially and of record at least 20% each of the voting capital stock of the Company, or (ii) both Hugh O'Kane and Kevin O'Kane shall cease to be executive officers and directors of the Company.

                  (l) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby; or

                  (m) any Corporate Guarantor shall fail to perform or observe any term or provision of such Corporate Guarantor's Corporate Guaranty or any representation or warranty made by any Corporate Guarantor in connection with such Corporate Guarantor's Corporate Guaranty shall prove to have been incorrect in any material respect when made or deemed made, then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Total Credit Commitments and (b) declare (i) the Notes, both as to principal and interest and (ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Total Credit Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall automatically be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes each Agent to act as its agent hereunder, under the Security Documents and under the other Loan Documents with such powers as are specifically delegated to such Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender, nor is any Agent acting in a fiduciary capacity of any kind under this Agreement, the Security Documents or the other Loan Documents or in respect thereof or in respect of any Lender. The Agents shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Corporate Guarantor to perform any of its obligations hereunder or under the other Loan Documents. Each Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither any Agent nor any of their respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.02. RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03. EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04. RIGHTS AS A LENDER. With respect to its Credit Commitment and the Loans made by it, each entity which is an Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is an Agent in its individual capacity. Each entity which is an Agent and each of its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as an Agent, and, except to the extent otherwise herein specifically set forth, each entity which is an Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05. INDEMNIFICATION. The Lenders shall indemnify each Agent (to the extent not reimbursed by the Company under Section 10.03), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in its capacity as an Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the Security Documents, or of any other Loan Document, provided that no

Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent.

         SECTION 9.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. No Agent shall be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under the Security Documents or the other Loan Documents, an Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of such Agent or any of its Affiliates.

         SECTION 9.07. FAILURE TO ACT. Except for action expressly required of an Agent hereunder or under the Security Documents, such Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent resulting from gross negligence and willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08. RESIGNATION OF AN AGENT. Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, an Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor to such Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

         SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS. In the event that at any time any Lender shall obtain payment in respect of a Note or interest thereon, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise (except pursuant to Section 10.05), in a greater proportion than the proportion received by any other Lender in respect of the corresponding Note held by it or interest thereon, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause the Lender receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders each of which shall have a lien on its ratable portion of the amount described hereafter obtained from the Company; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                  (a)      if to the Administrative Agent, at

                           European American Bank
                           335 Madison Avenue
                           New York, New York  10017
                           Attention: Relationship Manager
                                      Lexent Inc.
                           Telecopy:  (212) 370-8524

                  (b)      if to the Company, at

                           Lexent Inc.
                           3 New York Plaza
                           New York, New York 10004
                           Attention: Chief Financial Officer
                           Telecopy: (212) 981-9435

                           with a copy to:

                           Lexent Inc.
                           3 New York Plaza
                           New York, New York 10004
                           Attention: General Counsel
                           Telecopy: (212) 981-9435

                  (c)      if to the Documentation Agent, at

                           The Bank of New York
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Account Officer
                                      Lexent Inc.
                           Telecopy: (212) 408-4858

                  (d) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated

                                     - and -

                  (e) as to each such party (other than the Lenders) at such other address as such party shall have designated to the others in a written notice complying as to delivery with the provisions of this
                           Section 10.01 and as to each Lender at such other address as such Lender shall designate to the Administrative Agent in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 10.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Credit Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.09, Section 3.10 and Section 10.03 shall survive termination of this Agreement and payment of the Obligations.

         SECTION 10.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless each Agent and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending of any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, (c) to pay or reimburse each Lender and each Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to each Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations and (d) to pay or reimburse the Administrative Agent on demand for all costs, expenses and charges incurred by the Administrative Agent in connection with conducting an inspection or audit in accordance with Section 6.04, provided that such reimbursement shall not exceed $10,000 per audit.

         SECTION 10.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Event of Default; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note, or any installment thereof, (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder, (c) reduce the principal amount of any Note, (d) increase the Total Credit Commitments, (e) amend, modify or waive any provision of this Section 10.04, (f) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder, (g) consent to the assignment or transfer by the Company or any Corporate Guarantor of any of its rights or obligations under this Agreement, (h) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent under the Security Documents or (i) release any Corporate Guarantor from its Corporate Guaranty, or limit any Corporate Guarantor's liability with respect to its Corporate Guaranty, in each case specified in clauses (a) through (i) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX with respect to any Agent without the written consent of such Agent or (ii) increase the amount of any Lender's Credit Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.

         SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agents, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, and any such attempted assignment or transfer without such consent shall be null and void.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Credit Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.09 with respect to its participation in the Credit Commitments and in the Loans outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (i) of Section 10.04.

         (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and to one or more additional banks or financial institutions provided that such Purchasing Lender is a bank organized under the laws of the United States of America or any state thereof and has combined capital and surplus of at least $200,000,000 ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with a Credit Commitment as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.09, 3.10 and 10.03 for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the other Loan Documents. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the Notes surrendered pursuant to the Assignment and Acceptance Agreement, new Notes to the order of such Purchasing Lender in an amount equal to the Credit Commitment assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Credit Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Credit Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Notes, shall be dated the date of the Notes they replace and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is in respect of less than $1,000,000 of the Credit Commitment of such transferor Lender or (y) if less than all of the Credit Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any transferor Lender would be less than $1,000,000.

         (d) The Administrative Agent shall maintain at its address referred to in Section 10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Credit Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clear and obvious error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and the Corporate Guarantors prior to entering into this Agreement.

         (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company a new Form W-8BEN or W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Credit Commitment or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

         SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER; WAIVER OF CONSEQUENTIAL DAMAGES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR

STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 10.08 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

         SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each Affiliate of each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender or any Affiliate of any Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Administrative Agent, each Lender and each Affiliate of each Lender under this
Section 10.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 10.11. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Agents, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, any Agent, or any Lender.

         SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same agreement.





                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the Company, the Agents and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                             LEXENT INC.

                                             By:________________________________
                                             Name:
                                             Title:

Credit Commitment:                  EUROPEAN AMERICAN BANK,
$20,000,000                         AS ADMINISTRATIVE AGENT AND AS A LENDER


                                    By: _____________________________
                                    Name: Andrew Cunningham
                                    Title: Vice President

                                    Lending Office:

                                    European American Bank
                                    335 Madison Avenue
                                    New York, New York 10017

                                    Address for Notices:

                                    European American Bank
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Attention: Mr. Andrew Cunningham
                                    Telecopy:  (212) 370-8524

Credit Commitment:                  THE BANK OF NEW YORK,
$15,000,000                         AS DOCUMENTATION AGENT AND AS A LENDER

                                    By: _____________________________
                                    Name: A. Alan Ackbarali
                                    Title: Vice President

                                    Lending Office:

                                    The Bank of New York
                                    1290 Avenue of the Americas
                                    3rd Floor
                                    New York, New York 10104

                                    Address for Notices:

                                    The Bank of New York
                                    1290 Avenue of the Americas
                                    3rd Floor
                                    New York, New York 10104
                                    Attention: Mr. A. Alan Ackbarali
                                    Telecopy: 212-408-4858

                                    with a copy to:

                                    The Bank of New York
                                    One Wall Street - 15th Floor
                                    Legal Department
                                    New York, New York 10286
                                    Attention: Richard W. Katz, Esq.
                                    Telecopy: 212-635-1698

Credit Commitment:                  STATE BANK OF LONG ISLAND,
$5,000,000                          AS A LENDER

                                    By: _____________________________
                                    Name:
                                    Title:

                                    Lending Office:

                                    State Bank of Long Island
                                    Two Jericho Plaza
                                    Jericho, NY 11753

                                    Address for Notices:

                                    State Bank of Long Island
                                    Two Jericho Plaza
                                    Jericho, NY 11753
                                    Attention:  Mr. Michael Sabala
                                    Telecopy:  (516) 465-0562

                                    with a copy to:

                                    State Bank of Long Island
                                    699 Hillside Avenue
                                    New Hyde Park, NY  11040
                                    Attention:  Mr. Michael Sabala
                                    Telecopy:  (516) 437-1032

Credit Commitment:                  ISRAEL DISCOUNT BANK OF NEW YORK,
$5,000,000                          AS A LENDER

                                    By: _____________________________
                                    Name: Ronald Bongiovanni
                                    Title: First Vice President


                                    By: _____________________________
                                    Name:  R. David Korngruen
                                    Title:  Vice President

                                    Lending Office:

                                    Israel Discount Bank of New York
                                    511 Fifth Avenue
                                    New York, New York 10017

                                    Address for Notices:

                                    Israel Discount Bank of New York
                                    511 Fifth Avenue
                                    New York, New York 10017
                                    Attention: Mr. Ronald Bongiovanni
                                    Telecopy: 212-551-8720

                                    with a copy to:

                                    Israel Discount Bank of New York
                                    511 Fifth Avenue
                                    New York, New York 10017
                                    Attention: Paula Feinberg, Esq.
                                    Telecopy: 212-551-8916

Credit Commitment:                  BANK LEUMI USA,
$5,000,000                          AS A LENDER

                                    By: _____________________________
                                    Name:
                                    Title:

                                    Lending Office:

                                    Bank Leumi USA
                                    562 Fifth Avenue, 10th Floor
                                    New York, New York 10036

                                    Address for Notices:

                                    Bank Leumi USA
                                    562 Fifth Avenue, 10th Floor
                                    New York, New York 10036
                                    Attention: Mr. Paul Tine
                                    Telecopy:   212-626-1311